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                                    EXHIBIT A
                  TRANSACTIONS IN THE COMMON STOCK BY PEBBLETON

         With respect to the transactions set forth below, all purchases were made by Pebbleton Corporation N.V. and were effected on The Nasdaq Stock Market, Inc., the exchange on which the shares of Common Stock of Dawson Geophysical Company are traded during the 60 days prior to the filing of this Amendment No. 7.


DATE OF                    NUMBER OF SHARES            PRICE PER SHARE
PURCHASE                      PURCHASED                      ($)

08/16/99                       36,600                      9.6250
                                6,600                      9.5000
                                -----
                               43,200


08/17/99                          200                     10.0000
                                  100                      9.9375
                                -----
                                  300


08/26/99                          500                      9.8750
                                3,000                     10.0000
                                -----
                                3,500


 09/01/99                         900                     10.0000

 09/07/99                       1,000                      9.9375
                                1,500                     10.0000
                                -----
                                2,500


09/09/99                        2,000                     10.0000

09/29/99                        5,000                     10.0000

09/30/99                       15,000                     10.0000

10/01/99                       12,000                     10.0000


                                       A-2